Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-110066, 333-07141 and 333-213637 on Form S-8 of our report dated June 27, 2023, appearing in this Annual Report on Form 11-K of Trustmark 401(k) Plan for the year ended December 31, 2022.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
June 27, 2023